UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 16, 2019

Date of Report (Date of earliest event reported)

SKYWOLF WIND TURBINE CORP.

(Exact Name of Registrant as Specified in its Charter)

New York	000-56005	80-0631209
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

156 Court Street

Geneseo, NY 14454

(Address of principal executive offices)

(585) 447-9135

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(1) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement

Lease Agreement.

Commencing September 1, 2019, SkyWolf Wind Turbine Corp. (the “Company”) and Neil Silvarole (“Landlord”) entered into a Lease Agreement whereby the Company will lease the Landlord’s property located at 2979 Lakeville Road, Avon, NY 14414 (the “Lease”) for a term of 2 years to commence on the 1st day of September 2019 and to end on the 31st day of August 2021 (the “Term”). The Company shall pay to Landlord throughout the term of the lease Term a fixed base rental of Four Thousand Five Hundred Dollars ($4,500.00) per month. Furthermore, the Company shall have the exclusive right and option to purchase the Landlord's property located at 2979 Lakeville Road, Avon, NY 14414 during the Term of this lease for the price of One Million Two Hundred Thousand Dollars ($1,200,000.00). The Company may exercise this option throughout the term of the Lease and any extension or renewal thereof, provided that it must be exercised no later than 90 days prior to the expiration of the Lease.

ITEM 9.01 Financial Statements and Exhibits

Exhibits

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission).

10.1*	Lease Agreement by and between SkyWolf Wind Turbine Corp. and Neil Silvarole

__________

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 16, 2019

SKYWOLF WIND TURBINE CORP.
By: /s/ Gerald Brock
Gerald Brock
Chief Executive Officer